POWER OF ATTORNEY
Know all by these presents, that the undersigned
officer and/or director (herein, the Filer) of
COMMUNITY HEALTH SYSTEMS, INC., (the Company)
hereby constitutes and appoints each of
JUSTIN D. PITT, KEVIN J. HAMMONS, CHRISTOPHER G.
COBB and CAROL R. CLIFTON, signing singly,
the Filers true and lawful attorney-in-fact to:
1. execute for and on behalf of the Filer, a
FORM ID (or any such form as may be adopted)
for the purpose of obtaining on behalf of
Filer, a CIK, CCC and other filing codes and
related items from the Securities and Exchange
Commission (the SEC) as necessary to permit
each such Filer to make filings on the SECs
Electronic Data Gathering, Analysis and
Retrieval system, and to perform all acts
necessary in order to obtain such codes and
related items as he or she shall deem
appropriate; 2. execute for and on behalf
of the Filer, in the Filers capacity as an
officer and/or director of the Company, Forms
3, 4, and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the
rules thereunder; 3. do and perform any and all
acts for and on behalf of the Filer which may
be necessary or desirable to complete and execute
any such Form 3, 4, or 5, complete and execute
any amendment or amendments thereto, and timely
file such form with the United States Securities
and Exchange Commission and any stock exchange
or similar authority; and 4. take any other
action of any type whatsoever in connection with
the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by the
Filer in his or her capacity as an officer
and/or director of the Company, it being
understood that the documents executed by such
attorney-in-fact on behalf of the Filer pursuant
to this Power of Attorney shall be in such form
and shall contain such terms and conditions as
such attorney-in-fact may approve in such
attorney-in-fact's discretion. The Filer hereby
grants to each such attorney-in-fact full power
and authority to do and perform any and every act
and thing whatsoever requisite, necessary, or
proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or
could do if personally present, with full power
of substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done
by virtue of this power of attorney and the rights
and powers herein granted.  The Filer acknowledges
that the foregoing attorneys-in-fact, in serving
in such capacity at the request of the Filer, are
not assuming, nor is the Company assuming, any of
the Filers responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force
and effect until the Filer is no longer required to
file Forms 3, 4, and 5 with respect to the Filer's
holdings of and transactions in securities issued
by the Company, unless earlier revoked by the Filer
in a signed writing delivered to the foregoing
attorneys-in-fact.
IN WITNESS WHEREOF, the Filer has caused this Power
of Attorney to be executed as of this 14th day of
April, 2022.
/s/ Kevin A. Stockton
Kevin A. Stockton